SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  June 25, 1997



                             Regent Bancshares Corp.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




  New Jersey                     0-17753                     23-2440805
---------------                ----------               ------------------
(State or other               (Commission                (I.R.S. Employer
jurisdiction of               File Number)              Identification No.)
 incorporation)



          1430 Walnut Street, Philadelphia, Pennsylvania       19102
          ----------------------------------------------     --------
          (Address of principal executive offices)          (Zip Code)



       Registrant's telephone number, including area code: (215) 546-6500



                                       N/A
               ---------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

         On June 25, 1997, the Office of the Comptroller of the Currency (the "OCC"), via telephone, advised Regent National Bank (the "Bank") that effective as of June 25, 1997 the written agreement between the OCC and the Bank entered into pursuant to 12 U.S.C. ss. 1818(b) as a result of the losses associated with the Bank's charge-offs of automobile insurance premium finance ("IPF") loans and the effect thereof on the Bank's capital (the "Regulatory Agreement") was terminated as a result of the substantial improvement in the Bank's capital ratios and that the Bank is currently considered by the OCC to be "well capitalized."

         The Regulatory Agreement had required that the Bank, subject to OCC review or approval, (i) adopt and implement an action plan to improve the Bank by November 9, 1996, (ii) achieve and maintain capital levels specified in the Regulatory Agreement at October 31, 1996 and December 31, 1996, (iii) develop a three-year capital program by November 9, 1996 aimed at identifying means for the Bank to maintain adequate capital levels and establishing restrictions on the payment of dividends, (iv) continue the liquidation of the Bank's IPF loans in accordance with procedures specified in the Regulatory Agreement, (v) review the adequacy of the Bank's allowance for loan and lease losses and establish a program for the maintenance of adequate allowances by the Bank for loan and lease losses in compliance with OCC requirements, (vi) review the Bank's liquidity on a weekly basis and take appropriate action to ensure adequate sources of liquidity in relation to the Bank's needs and (vii) appoint a committee of directors responsible for monitoring the Bank's compliance with the terms of the Regulatory Agreement and reporting thereon to the OCC.


Item 7.  Financial Statements and Exhibits.

         (a)   Financial statements of businesses acquired:

               Not applicable.

         (b)   Pro forma financial information:

               Not applicable.

         (c)   Exhibits:

               Not applicable.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          REGENT BANCSHARES CORP.



                                          By: /s/ Robert B. Goldstein
                                              --------------------------------
                                              Robert B. Goldstein, President
                                               and Chief Executive Officer


Dated:  July 2, 1997



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